Exhibit 21.1
EQUITY COMMONWEALTH
SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
ASA Properties Trust	Maryland
BD 33 Stiles Lane Property LLC	Maryland
Blue Dog LLC	Maryland
Blue Dog Properties Trust	Maryland
Candler Associates, L.L.C.	Maryland
Candler Property Trust	Maryland
CW 111 East Wacker LLC	Delaware
CW 600 West Chicago LLC	Delaware
CW Meridian Inc.	Maryland
CW Monument Circle Inc.	Maryland
CW Nom LLC	Delaware
CW Parkshore Plaza LLC	Delaware
CW Wisconsin Avenue LLC	Delaware
CWH Capitol Tower Inc.	Maryland
CWH Vineyard Properties Trust	Maryland
EQC Securities LLC	Delaware
Equity Commonwealth EQC	Delaware
Equity Commonwealth Management LLC	Delaware
Diamond Head LLC	Maryland
First Associates LLC	Maryland
Herald Square LLC	Delaware
HRPT Lenexa Properties Trust	Maryland
HRPT Medical Buildings Realty Trust (Nominee Trust)	Massachusetts
HRPT TRS, Inc.	Delaware
Hub Acquisition Trust	Maryland
Hub Highridge, LLC	Delaware
Hub Highridge Properties Trust	Maryland
Hub Mid-West LLC	Maryland
Hub Milwaukee Center Properties LLC	Delaware
Hub OEC Properties LLC	Delaware
Hub Properties GA LLC	Maryland
Hub Properties Trust	Maryland
Hub Realty Funding, Inc.	Delaware
Nine Penn Center Associates, L.P.	Pennsylvania
Nine Penn Center Properties Trust	Maryland
Oscar Properties Trust	Maryland